UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2018

AfterMaster, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10196	23-2517953
(State or other jurisdictionof incorporation)	(Commission FileNumber)	(IRS Employer IdentificationNumber)

6671 Sunset Blvd., Suite 1520 Hollywood, California	90028
(Address of principal executive offices)	(zip code)

 (310) 657-4886

 (Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02
Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 12, 2018, the Board of Directors of AfterMaster, Inc. (the “Company”) determined that the Company’s financial statements in each of the Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2017, December 31, 2017, and March 31, 2018 (such Quarterly Reports collectively the “Quarterly Reports”), should not be relied upon because of the following issues discovered in the course of the Company’s preparation and audit of its financial statements for the year ended June 30, 2018.

During the September 30, 2017 quarter, the Company sold $400,000 of its product to its manufacturer for $400,000 and recorded it as gross revenue. The transaction eliminated $400,000 in short term debt. During the course of the audit it was determined that the transaction should have been classified as net sales. Accordingly, the Company should not have (i) recognized gross revenue of $400,000 for the sale related to 4,000 units to the Company’s manufacturer, (ii) recognized the cost of sales related to 4,000 units of Company products sold to that manufacturer in the amount of $400,000.

The Company also determined that it erroneously overstated the derivative liability as of September 30, 2017 and it should be reduced by $485,031.

During the December 31, 2017 quarter, the Company sold $90,000 of its product to its manufacturer for $120,000 and recorded it as gross revenue. The transaction eliminated $90,000 in short term debt. During the course of the audit it was determined that the transaction should have been classified as net sales. Accordingly, the Company should not have (i) recognized gross revenue of $120,000 for the sale related to the 1,000 units to the Company’s manufacturer and should have only recognized $30,000 in net revenue, (ii) recognized the cost of sales of $90,000 related to 1,000 units of Company product sold to that manufacturer, or (iii) decreased derivative liabilities by $356,396 by including in the derivative liability calculation convertible debt that did not include elements that would trigger derivative treatment.

During the March 31, 2018 quarter, the Company is (i) recording changes made in the September 30, 2017 and the December 31, 2017 quarters, and (ii) increasing derivative liabilities by $365,803 due to the Company using the incorrect discounted conversion rate to arrive at the conversion price and number of shares that could be issued and using an incorrect maturity date to estimate the useful life on several notes used in the derivative liability calculation.

The Company has contemporaneously filed with this 8-K the amended Quarterly Reports on Form 10-Q/A (the “Amended Quarterly Reports”). The differences between the Quarterly Reports and the Amended Quarterly Reports are identified in the Amended Quarterly Reports.

The Company’s 10-K filed October 15, 2018 reflects the net result of the changes from the restatements.

The Company’s authorized officer discussed with the Company’s independent certifying accountant, Sadler Gibb & Associates, LLC (“Sadler Gibb”) the matters discussed in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2018	AFTERMASTER, INC.
	By:	/s/ Larry Ryckman
Name: Larry Ryckman
Title: President and Chief Executive Officer

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